SEVERANCE AGREEMENT


THIS SEVERANCE AGREEMENT (this "Agreement") is made and entered into this 28th day of October, 2002 (the "Effective Date"), by and between Conference Plus, Inc., a Delaware corporation (the "Company"), and Tim Reedy (the "Executive").

                                    RECITALS

A. The Company desires to hire Executive and recognizes the valuable services the Executive is expected to render in the future, and desires assurance the Executive will provide his active participation in the business of the Company; and

B. The Executive wishes to be hired and to serve the Company but desires the assurances and benefits provided by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and the Executive hereby agree as follows:

                                    AGREEMENT

                            ARTICLE 1. DEFINED TERMS

         For the purposes of this Agreement, the following terms shall have the following assigned meanings:

         "Board"           -    means the board of directors of the Company.

         "Business"        -    means the audio,  video  and  date  conferencing
                                services business of Conference Plus, Inc. and its subsidiaries, and any additional or related businesses entered into or planned by them during Executive's employment.

         "Cause"           -    means termination  of Executive's employment  by
                                the Company because of: (i) the failure of the Company to meet any periodic (quarterly or other) performance target set by the Board followed by the failure of the Company, after notice to the Executive of such failure to meet the next periodic performance target established by the Board. or (ii) Executive's continued failure to comply with the specific directions of the Board after a cure period determined by

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                                the Board,  as  communicated in a written notice
                                from the Board or appropriate senior officer, which notifies him of the specific failure to comply; or Executive's taking of any action contrary to specific direction of the Board; or
                                (iii) the engaging by the Executive in willful, reckless or grossly negligent misconduct which, in the good faith determination of the Board, is materially injurious to the Company, its clients and customers or their reputations, monetarily or otherwise, or (iv) the aiding or abetting a competitor or other breach by the Executive of his fiduciary duty of loyalty to the Company; or
                                (v) a  breach  (other  than  an  immaterial  and
                                inadvertent   breach)   by   Executive   of  his
                                obligations of confidentiality or nondisclosure or (if applicable) any breach of his obligations of noncompetition or nonsolicitation under any
                                other  written   agreement  in  effect   between
                                Executive and the Company; or (vi) unlawful use or possession of illegal drugs on the Company's premises; or (vii) conviction of executive or pleading guilty or no contest to any felony or crime involving moral turpitude.

         "Change in Control"    of  the  Company   shall   be   deemed  to  have
                                occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                                            (i) the consummation of the purchase
                                    by any  person,  entity or group of persons,
                                    within the meaning of Section 13(d) or 14(d)
                                    of the United States Securities Exchange Act
                                    of 1934,  as amended,  of ownership of fifty
                                    percent  (50%) or more of  either  the total
                                    number of shares of outstanding common stock
                                    of  the  Company  of all  classes  of or the
                                    combined  voting power of the Company's then
                                    outstanding  voting  securities  entitled to
                                    vote  generally  (but a change of control of
                                    Westell Technologies,  Inc. shall not itself
                                    constitute   a  Change  in  Control  of  the
                                    Company);

                                           (ii)  a  reorganization,   merger  or
                                   consolidation of the Company, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally of the Company or the surviving or resulting entity (as the case may be);

                                   (iii) a sale of all or substantially all of the Company's assets.

         "Company"              means  Conference   Plus,  Inc.   subsidiary  of
                                Westell Technologies, Inc. , and in the event of a Change in Control through purchase of Business and assets, the purchaser thereof..


         "Entity"          -    means  any  business,   whether  a  corporation,
                                partnership,   sole   proprietorship,    limited
                                liability   company,   joint  venture  or  other
                                entity.

         "Good Reason"     -    means without the Executive's  written approval,
                                concurrent   with  or   following  a  Change  in
                                Control,  the Company  reduces  the  Executive's
                                base salary (as it may be increased from time to
                                time),  unless such  reduction is in  connection
                                with   a   change   in  the   salary   structure
                                commensurate, in the good faith determination of the Board, with changes in salary for other executives of the Company generally (but, if occurring after a sale or merger of the Company to or with another entity or, if occurring after employment of Executive by an entity which has purchased Company assets, only if commensurate, in the good faith determination of the board of such entity, with changes in salary for other executives of such entity.

         "Participate In"  -    means  the  having  of any  direct  or  indirect
                                interest  in any  Entity,  whether as a partner,
                                shareholder,  member, operator, sole proprietor,
                                agent,  representative,  independent contractor,
                                consultant,    franchiser,   franchisee,   joint
                                venturer,  owner or otherwise,  or the rendering
                                of any direct or indirect  service or assistance
                                to any Entity  (whether as a director,  officer,
                                manager, supervisor, employee, agent, consultant
                                or   otherwise);    provided   that   the   term
                                "Participate In" shall not include the mere ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.

         "Restricted Period" -  means the period  commencing  on the date of any termination of Executive's employment with the Company and expiring six months thereafter.

         "Severance Pay" -      means   payment  in  an  amount   equal  to  the
                                Executive's base salary in effect at the time of
                                termination    of    employment,    payable   in
                                installments over the year following termination at the times Executive's base salary would have been paid if Executive's employment had not terminated.

         "Severance Benefits"-  means  continuation,  at the Company's  expense, for the shorter of six months following termination or until Executive becomes re-employed, of all group medical and dental plan coverage in effect at the time of termination.

         "Term"            -    means the  period  commencing  on the  Effective
                                Date and expiring two years thereafter.

         "Termination Notice"  means a written  notice which shall indicate the specific termination provisions of this Agreement upon which the Company relies in effecting such termination. For purposes of this Agreement, no such purported termination by the Company shall be effective without Termination Notice.



                            ARTICLE 2. SEVERANCE PAY

2.1 Termination with Severance Pay and Severance Benefits. The Company may at any time terminate Executive's employment without Cause or reason, by delivery to Executive of a Termination Notice. Subject to section 2.3, and provided Executive is not in breach of any of his obligations hereunder, Executive shall be entitled to Severance Pay and Severance Benefits upon execution and effectiveness of a general release of the Company and its affiliates, if:

         (i) the Company terminates Executive's employment without Cause during the Term prior to a Change in Control; or

         (ii) the Executive resigns his position for Good Reason during the Term prior to a Change in Control; or

         (iii) a Change in Control occurs during the Term and Executive is terminated by the Company or the purchaser of its Business without Cause within one year after the Change in Control (even if such termination is after the expiration of the Term.); or

         (iv) a Change in Control occurs within the Term and Executive resigns his position for Good Reason within one year following a Change in Control (even if such resignation is after expiration of the Term).

The Executive's employment shall not be deemed to have been terminated in connection with a Change in Control through purchase of assets and/or Business if the Executive is offered employment by the purchaser for at the least the same equivalent total cash compensation (base salary plus cash short term incentives). Notwithstanding the foregoing, unless such purchaser assumes the Company's obligations under this Agreement, the Company shall remain liable to Executive for Severance Pay and Severance Benefits upon a subsequent termination of the Executive in accordance with this section 2.1, within one year following the Change in Control.

2.2 Termination without Severance Pay or Severance Benefits . The Company may at any time terminate the Executive for Cause, effective upon delivery to the Executive of a Termination Notice. Executive shall not be entitled to Severance Pay or Severance Benefits if the Executive dies, resigns his position for other than Good Reason, does not accept employment described in the final paragraph of
Section 2.1, or is terminated by the Company for Cause

2.3 Forfeiture of Severance Pay and Severance Benefits. If Executive shall breach (other than an immaterial and inadvertent breach) any obligation of confidentiality, nondisclosure, noncompetition or nonsolicitation under this or any other written agreement in effect between Executive and the Company or its affiliates, then in addition to any rights the Company has under those agreements to enjoin action and recover damages, the Company shall be released from any further obligation to pay Severance Pay or provide Severance Benefits to the Executive. In addition, if after the expiration of the Restricted Period but prior to the expiration of one year following a termination of employment, Executive shall engage in any activity described in Section 3.2 (a) through (d), then the Company shall be released from any further obligation to pay Severance Pay or provide Severance Benefits to the Executive.

2.4. Accord, Satisfaction, Settlement and Release. Executive agrees, for himself and for Executive's personal and legal representatives, assigns, executors, administrators, successors, heirs, distributees, devisees and legatees, that payment by the Company of Severance Pay and provision of Severance Benefits to the extent required by this Agreement shall constitute a full, final and complete accord, satisfaction, settlement and release of any and all claims and/or suits against, and liabilities of, the Company and its affiliates, , whether existing as of the Effective Date, or thereafter arising, that any of the foregoing persons may have in connection with Executive's employment with the Company.

2.5 No Obligation to Seek Further Employment. Executive shall not be required to seek other employment, nor shall the amount of any Severance Payment provided hereunder be reduced by any compensation earned by the Executive by virtue of other employment after the date of termination of Executive's employment with the Company except as specifically set forth in Section 2.3.

2.6 Effect on Other Contractual Rights. The provisions of this Agreement, and any payment provided hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive's existing rights to COBRA benefits or vested benefits under retirement plans of the Company, but except for stock option matters, are provided in lieu of any other termination benefits or severance payment obligations under any policy or practice of the Company now or hereafter in effect..

                         ARTICLE 3. EXECUTIVE COVENANTS

3.1 Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his employment by the Company concerning the Business and affairs of the Company and its affiliates (the " Company Information") are confidential and are the property of the Company or its affiliates.. Executive hereby agrees that he shall not disclose to any unauthorized person or use for his own account or for the account of any third party any Company Information without the Company's written consent, unless and then only to the extent the Westell Company Information becomes generally known to and available for use by the public other than as a result of Executive's acts or failure to act. Executive shall use his best efforts to prevent the unauthorized misuse, espionage, loss or theft of the Company
Information. Executive further agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Business of the Company that Executive may then possess or have under his control.

3.2 No Competition. Whether or not Executive is entitled to Severance Pay or Severance Benefits, Executive agrees that during the Restricted Period,
Executive shall not, directly or indirectly, for himself, or for any Entity, without the prior written consent of the Board of Directors of Conference Plus, Inc. and the Board of Directors of Westell Technologies, Inc. through its Chief Executive Officer (which may be given or denied in his sole discretion):

         (a) engage in or Participate In the Business or any other business that competes with, or develops or offers products or services competitive with the Business, from Illinois or any state or country in which the Company has Business or customers, or has solicited customers; nor

         (b) engage in or Participate In the Business or any other business that competes with, or develops or offers products or services competitive with the Business, from any other location throughout the world; nor

         (c) call upon, solicit, serve, or accept business, from any customer or prospective customer (wherever located) of the Company for the purpose of selling products or services competitive with the Business; nor

         (d) interfere with any business relationship of the Company, with any of their customers or prospective customers or induce any such customers or prospective customers to discontinue or reduce their relationship with the Company.

Nothing in any provision of clauses (a) through (d) above shall be deemed to prohibit Executive from accepting employment with a customer or supplier of the Company which is not also a competitor of the Company,

3.3 No Solicitation. Whether or not Executive is entitled to Severance Pay or Severance Benefits, Executive shall not, during the Restricted Period: (i) induce or attempt to induce any person who is employed by the Company in any capacity to leave such person's position, or in any way interfere with the relationship between the Company and such person, or (ii) hire directly or through another entity, in any capacity, any person who was employed by the Company within 12 months prior to termination of Executive's employment or during the Restricted Period, unless and until such person has been separated from employment with the Company for at least six months.

3.4 Intellectual Property.. Executive assigns to Company all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Executive may have solely or jointly conceived or developed or reduced to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive is in the employ of Company (collectively referred to as "Inventions"). The term "Inventions" shall not include, and this Paragraph shall not apply to, any invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on Executive's own time, unless (a) the invention relates (i) to the business of Company, or (ii) to Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Executive for Company. Executive further acknowledge that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with Company and which are protected by copyright were "works made for hire," as that term is defined in the United States Copyright Act.

3.5 Reasonable Scope and Duration. Executive acknowledges that these restrictions are reasonable in scope, are necessary to protect the trade secrets and other confidential and proprietary information of the Company, that the benefits provided hereunder are full and fair compensation for these covenants and that these covenants do not impair Executive's ability to be employed in other areas of his expertise and experience. Specifically, Executive acknowledges the reasonableness of the international scope of these covenants by reason of the international customer base and prospective customer base and activities of the Company, the widespread domestic and international scope of Executive's contacts created during his employment with the Company, the domestic and international scope of Executive's responsibilities with the Company and his access to marketing strategies of the Company. Notwithstanding the foregoing, if any court determines that any of the terms herein are unreasonable or unenforceable, such court may interpret, alter, amend or modify any or all of such terms to include as much of the scope, time period and intent as will render such restrictions enforceable, and then in such reduced form, enforce such terms.

                        ARTICLE 4. ADDITIONAL PROVISIONS

4.1 Equitable Remedies. Executive agrees that any breach or violation of the covenants contained in Articles 3 of this Agreement would cause the Company irreparable loss and damage for which money damages would be inadequate. Therefore the parties agree that in the event of any breach or violation or attempted breach or violation by the Executive of the covenants contained in Articles 3, the Company may enforce the terms of this Agreement in a suit at equity. In connection therewith, the Company may obtain a preliminary injunction or restraining order immediately upon the commencement of any such suit, without notice. Employee hereby waives any requirement or entitlement to demand that the Company post any bond in connection with such suit. Employee also agrees that any action for an injunction or restraining order shall be without prejudice to any other remedy, cause of action for money damages or otherwise that the Company may have by reason of breach, violation or attempted breach or violation of this Agreement by Executive.

4.2  Successors and Assigns.

         (a) The Company may, from time to time during the Term, cause a purchaser of the business and assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such assumption had taken place. In that event, such purchaser shall become primarily liable to Executive for payments hereunder, and the Company shall be thereafter released from any further obligations under this Agreement.

         (b) This Agreement shall inure to the benefit of and be enforceable by the parties and their personal and legal representatives, assigns, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts remain payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

4.3 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested and postage prepaid, addressed, in the case of Executive, to his latest address in the Company records, and in the case of the Company, to the Company's principal office, provided that all notice to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

4.4 Waiver, Amendment and Integration. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding conflicts of law principles.

4.6 No Employment Contract. Nothing in this Agreement shall be deemed to constitute a contract or guaranty of employment or alter the at-will status of Executive's employment.

4.7 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

4.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

4.9 Interpretation. Except where otherwise set forth to the contrary, references to Articles, sections and parties mean Articles, sections and parties to this Agreement; The word "including" means "including without limitation;" The use of any pronoun in the singular or masculine form shall be deemed to include the plural, feminine or neuter forms, as appropriate.

4.10 Tax Effect. All payments and benefits provided hereunder shall be provided net of applicable withholding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CONFERENCE PLUS INC.                               EXECUTIVE


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